UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported): July 30, 2008
CLEAR CHANNEL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in its Charter)
Texas
(State or Other Jurisdiction of Incorporation)

001-09645	74-1787539
(Commission File Number)	(IRS Employer Identification No.)
200 East Basse Road
San Antonio, Texas 78209
(Address of Principal Executive Offices, Including Zip Code)
210-822-2828
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT
Item 8.01 Other Events.
     On July 30, 2008, Clear Channel Communications, Inc. issued a press release announcing that the tender offer for its subsidiary AMFM Operating Inc.’s (“AMFM”) outstanding 8% Senior Notes due 2008 (CUSIP No. 158916AL0) (the “Notes”) was completed. AMFM received validly tendered notes with respect to $639 million aggregate principal amount of the Notes (approximately 99.12% of the total outstanding principal amount of the Notes). A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 attached hereto.
     The AMFM supplemental indenture executed on January 2, 2008 in connection with the tender offer and related consent solicitation became operative upon acceptance of and payment for the tendered notes. The AMFM supplemental indenture eliminates substantially all of the restrictive covenants and the covenants regarding mergers and consolidations contained in the Notes and in the indenture related thereto, eliminates certain events of default, and modifies or eliminates certain other provisions, including certain provisions relating to defeasance and providing for guarantees, contained in the Notes and indenture.
Item 9.01 Financial Statements and Exhibits
99.1     Press Release of Clear Channel Communications, Inc., issued July 30, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL COMMUNICATIONS, INC.
Date: July 30, 2008	By:	/s/ Herbert W. Hill
Herbert W. Hill,
SVP - Chief Accounting Officer

INDEX TO EXHIBITS
99.1     Press Release of Clear Channel Communications, Inc., issued July 30, 2008.